UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported) March 30, 2005

                   Jennifer Convertibles, Inc.
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
         (State or Other Jurisdiction of Incorporation)

             1-9681                        11-2824646
    (Commission File Number)   (IRS Employer Identification No.)


419 Crossways Park Drive, Woodbury, New York         11797
(Address of Principal Executive Offices)           (Zip Code)

                         (516) 496-1900
      (Registrant's Telephone Number, Including Area Code)


  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

     Pursuant to a consulting agreement between Kenneth Grossman and us, on March 30, 2005, we issued to Mr. Grossman a warrant to purchase 150,000 shares of our common stock (the "Warrant") at an exercise price of $2.37 per share, which is equal to the average closing price of our common stock on the American Stock Exchange for the 10 trading days immediately preceding the date of issuance . The Warrant shall be exercisable for ten years and shall vest as follows: 50,000 shares upon issuance; 50,000 shares on the first anniversary thereof; and 50,000 shares on the second anniversary thereof. The Warrant will become fully vested if the closing price of our common stock exceeds $7.00 per share for five consecutive trading days. The Warrant contains a cashless exercise feature and registration rights consisting of one demand and two piggyback registration rights to have all or any portion of the shares of common stock underlying the Warrant included in a registration statement filed by us with the Securities and Exchange Commission. The issuance described above was made in reliance upon an exemption from the Securities Act of 1933, as amended, set forth in Section 4(2) relating to issuances not involving any public offering.


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                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             JENNIFER CONVERTIBLES, INC.


April 5, 2005           By:  /s/ Harley J. Greenfield
                                 Harley Greenfield
                                 Chief Executive Officer

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